Explanation of Responses:

(1)	Sold by Mitco Limited
(2)	Owned directly by Mitco Limited. Owned indirectly by Morningside CyberVentures Holdings Limited and Verrall Limited, as trustee of The NTX-II Trust.
(3)	See Table I Attached
(4)	Maxtech entered into a Variable Prepaid Forward Agreement (the "Agreement") relating to a total of 1,500,000 shares of Common Stock (the "Base Number of Shares"). The Agreement provides that Maxtech will be required to deliver the Base Number of Shares to CSFB Capital LLC ("CSFB") in August 2004 except that the number of shares to be delivered will be reduced (if applicable and subject to applicable adjustments) if the average price of the Company's shares is between $25.8145 and $36.78 for a specified period prior to the delivery date.
(5)	See Table II Attached.

(3) Table I

Name and Address of Beneficial Owner	Title of Security	Amount of Securities Beneficially Owned Following Last Reported Transaction	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership
Maxtech Enterprises Limited c/o MTI Administration Limited 22nd Floor, Hang Lung Centre 2-20 Paterson Street Causeway Bay, Hong Kong	Common Stock	6,360,219	D
Morningside Technologies, Inc. 22nd Floor, Hang Lung Centre 2-20 Paterson Street Causeway Bay, Hong Kong	Common Stock	6,360,219	I	Sole stockholder of Maxtech Enterprises Limited
Mitco Limited 2nd Floor, Le Prince de Galles 3-5 Avenue des Citronniers MC 98000 Monaco	Common Stock	183,800	D
Morningside CyberVentures Holdings Limited 2nd Floor, Le Prince de Galles 3-5 Avenue des Citronniers MC 98000 Monaco	Common Stock	6,544,019	I	Sole stockholder of each of Morningside Technologies, Inc. and Mitco Limited
Verrall Limited, as trustee of The NTX-II Trust C/o Dickinson, Cruickshank & Co. 33/37 Athol Street Douglas IM1 1LB Isle of Man	Common Stock	6,544,019	I	Sole stockholder of Morningside CyberVentures Holdings Limited. Verrall Limited controls, directly or indirectly, through The NTX-II Trust, a 100% ownership interest in each of Maxtech Enterprises Limited and Mitco Limited.

(5) Table II

Name and Address of Beneficial Owner	Title of Security	Amount of Derivative Securities Beneficially Owned Following Last Reported Transaction	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership
Maxtech Enterprises Limited c/o MTI Administration Limited 22nd Floor, Hang Lung Centre 2-20 Paterson Street Causeway Bay, Hong Kong	Variable prepaid forward	1,500,000	D
Morningside Technologies, Inc. 22nd Floor, Hang Lung Centre 2-20 Paterson Street Causeway Bay, Hong Kong	Variable prepaid forward	1,500,000	I	Sole stockholder of Maxtech Enterprises Limited
Morningside CyberVentures Holdings Limited 2nd Floor, Le Prince de Galles 3-5 Avenue des Citronniers MC 98000 Monaco	Variable prepaid forward	1,500,000	I	Sole stockholder of each of Morningside Technologies, Inc. and Mitco Limited
Verrall Limited, as trustee of The NTX-II Trust C/o Dickinson, Cruickshank & Co. 33/37 Athol Street Douglas IM1 1LB Isle of Man	Variable prepaid forward	1,500,000	I	Sole stockholder of Morningside CyberVentures Holdings Limited. Verrall Limited controls, directly or indirectly, through The NTX-II Trust, a 100% ownership interest in each of Maxtech Enterprises Limited and Mitco Limited.